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                          [KPMG LLP LETTERHEAD]               EXHIBIT (n)(2)(i)



                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders of Van Kampen Prime Rate Income Trust:

We consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus.



/s/ KPMG LLP

Chicago, Illinois

October 15, 2002